UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 13, 2016

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered public accounting firm

On September 13, 2016, Penn Virginia Corporation (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016, and dismissed KPMG LLP (“KPMG”) as the Company’s independent registered accounting firm. The decision to change the Company’s independent registered accounting firm from KPMG to Grant Thornton was approved by the Audit Committee of the Board of Directors of the Company.

KPMG’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2015, contained a separate paragraph stating that “the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent on obtaining additional financing to continue its planned principal business operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The report of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2015 and December 31, 2014, and through September 13, 2016, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, that if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through the period September 13, 2016, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of this Current Report on Form 8-K and requested that KPMG furnish to it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made and, if not, stating the respects in which it does not agree. The letter from KPMG to the Securities and Exchange Commission dated as of September 15, 2016 is attached as Exhibit 16.1 to this Current Report.

(b)	Engagement of Independent Registered Public Accountant Firm

As discussed above, on September 13, 2016, the Company retained Grant Thornton as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016. The engagement of Grant Thornton as the independent registered public accounting firm of the Company was unanimously approved by the Audit Committee.

During each of the Company’s two most recent fiscal years and through September 13, 2016, the Company has not consulted with Grant Thornton regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Grant Thornton provide written reports or oral advice to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated September 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Corporation
(Registrant)

By:	/s/ Steven A. Hartman
Name: Steven A. Hartman
Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: September 15, 2016

Exhibit Index

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated September 15, 2016.